Exhibit 77Q1(a)-

Articles Supplementary dated November 12, 2007 to the Charter of the Registrant, are incorporated by reference to the Articles Supplementary dated November 12, 2007 to the Charter of the Registrant filed by the Registrant as an Exhibit to Post-Effective Amendment No. 118 of its Registration Statement on Form N-1A, on November 13, 2008.

Articles of Amendment dated March 25, 2008 to the Charter of the Registrant, are incorporated by reference to the Articles of Amendment dated March 25, 2008 to the Charter of the Registrant filed by the Registrant as an Exhibit to Post-Effective Amendment No. 122 of its Registration Statement on Form N-1A, on April 4, 2008.

Exhibit 77Q1(e) -

An Amended and Restated Investment Advisory Agreement as of April 4, 2008 between the Registrant, and Sentinel Asset Management, Inc., is incorporated by reference to the Amended and Restated Investment Advisory Agreement as of April 4, 2008 filed by the Registrant as an Exhibit to Post-Effective Amendment No. 122 to its Registration Statement on Form N-1A, on April 4, 2008.

Exhibit 77Q1(g) -

An Amended and Restated Agreement and Plan of Reorganization dated as of December 27, 2007 relating to the merger described in Exhibit 77M above is incorporated by reference to the Amended and Restated Agreement and Plan of Reorganization dated as of December 27, 2007 filed as an Exhibit to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-14 on January 15, 2008.